Exhibit 23

                [SHATSWELL, MacLEOD & COMPANY, P.C. LETTERHEAD]


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
           --------------------------------------------------------

      We consent to the incorporation by reference in Registration Statement No. 333-137514 on Form S-8 of SBT Bancorp, Inc. of our reports dated March 23, 2009 with respect to the consolidated financial statements of SBT Bancorp, Inc. and the effectiveness of internal control over financial reporting, which reports are incorporated by reference in Form 10-K of SBT Bancorp, Inc. for the year ended December 31, 2008.



                                      /s/SHATSWELL, MacLEOD & COMPANY, P.C.
                                      SHATSWELL, MacLEOD & COMPANY, P.C.

West Peabody, Massachusetts
March 30, 2009

           83 PINE STREET o WEST PEABODY, MASSACHUSETTS 01960-0635 o
               TELEPHONE (978) 535-0206 o FASCMILE (978) 535-9908
                      smc@shatswell.com www.shatswell.com

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